SERIES F COMMON STOCK PURCHASE WARRANT


                To Purchase __________ Shares of Common Stock of

                               eMAGIN CORPORATION

          THIS SERIES F COMMON STOCK PURCHASE WARRANT (the "Warrant") CERTIFIES that, for value received, _____________ (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time and from time to time, in whole or in part, on or after April __, 2005 (the "Initial Exercise Date") and on or prior to the close of business on April __, 2010 (the "Termination Date") but not thereafter, to subscribe for and purchase from eMagin Corporation, a corporation incorporated in Delaware (the "Company"), up to ____________ shares (the "Warrant Shares") of common stock, par value $0.0001 per share, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $1.21, subject to adjustment hereunder. The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the "Purchase Agreement"), dated October 21, 2004, between the Company and each purchaser signatory thereto.

          1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

          2. Authorization of Warrant Shares. The Company represents and warrants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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
          3. Exercise of Warrant.

               (a) Exercise of the purchase  rights  represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and
          (i) upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank (a "Cash Exercise") or (ii) by means of a cashless exercise pursuant to
          Section 3(d) (a "Cashless Exercise"), the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased. Certificates for shares purchased hereunder shall be delivered to the Holder on or before the third (3rd) Business Day following the date on which this Warrant shall have been exercised as aforesaid (such third Business Day being referred to herein as a "Delivery Date"). As long as the Company's transfer agent ("Transfer Agent") participates in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program ("FAST"), and except as otherwise provided in the immediately following sentence, the Company shall effect delivery of Warrant Shares to the Holder by crediting the account of the Holder or its nominee at DTC (as specified in the applicable Exercise Notice) with the number of Warrant Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST, or if the Warrant Shares are not otherwise eligible for delivery through FAST, or if the Holder so specifies in an Exercise Notice or otherwise in writing on or before the Exercise Date, the Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date on which (x) in the case of a Cash Exercise, the Holder has delivered a Notice of Exercise Form and payment to the Company of the Exercise Price or (y) in the case of a Cashless Exercise, the Holder has delivered a Notice of Exercise Form to the Company, and, in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid. If the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 3(a) by the applicable Delivery Date, then the Holder will have the right to rescind such exercise. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise by the applicable Delivery Date and the Holder has not rescinded such exercise pursuant to this Section 3(a), and if after such applicable Delivery Date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of this Warrant and sale of the Warrant Shares issuable upon such exercise at an aggregate sale price of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the
          Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company, and the Company shall pay such amounts on or before the second (2nd) Business Day following receipt of such evidence. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

               (b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant. The failure of the Company to deliver such new Warrant to the Holder shall not affect the Holder's right to exercise such new Warrant at any time following the exercise of the original Warrant.

               (c) The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 3(a) or otherwise, to the extent that after giving effect to such exercise, the Holder (together with the Holder's Affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. To the extent that the limitation contained in this Section 3(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which portion of this Warrant is exercisable shall be the sole responsibility of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 3(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company's Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any issuance of Common Stock by the Company pursuant to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 3(c) may be waived (as to all or a portion of the Warrant Shares) by the Holder upon, at the election of the Holder, not less than 61 days' prior notice to the Company, and the provisions of this
          Section 3(c) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver); provided, however, that any such waiver delivered prior to or at the Closing Date will take effect as of the Closing Date. Any such waiver will apply only to such Holder and not to any other Holder. Notwithstanding the foregoing, a Holder may elect to have the limitations of this Section 3 in their entirety not apply to such Holder and its subsequent transferees at any and all times by delivering, or causing to be delivered, a written notice to such effect to the Company at or prior to the Closing Date.

               (d) At any time during which a registration statement covering the issuance and sale of all of the Warrant Shares issuable under this Warrant (without giving effect to any restrictions on such exercise contained herein) is not effective and available for such issuance and sale, the Holder may effect a Cashless Exercise by surrendering this Warrant to the Company and noting on the Notice of Exercise that the Holder wishes to effect a Cashless Exercise, upon which the Company shall issue to the Holder the number of Warrant Shares determined as follows:


                         X = Y x (A-B)/A

          where:         X = the number of Warrant Shares to be issued to
          the Holder;

                         Y = the number of Warrant Shares with respect to which this Warrant is being exercised;

                         A = the closing price on the Trading Day immediately preceding the date of such election; and

                         B = the Exercise Price.


          For purposes of Rule 144, it is intended and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by Rule 144 shall be deemed to have been commenced, on the Closing Date.

               (e) Unless (i) Stockholder Approval (as defined below) has been obtained, or (ii) the applicable listing requirements of the applicable Trading Market are amended and the Holder has delivered to the Company a legal opinion reasonably acceptable to the Company that such approval is no longer required under the applicable listing requirements of the applicable Trading Market, then the number of Warrant Shares that such Holder would receive upon such exercise, when added to the number of Warrant Shares previously received by such Holder pursuant to this Warrant, may not exceed the product of (A) the Cap Amount (as defined below) multiplied by (B) a fraction, the numerator of which is the number of Warrant Shares originally issuable under this Warrant and the denominator of which is the sum of (i) the number of Warrant Shares originally issuable under this Warrant and
          (ii) the number of Warrant Shares originally issuable under the other Warrants issued under the Purchase Agreement (such product, the "Allocation Amount"). Further, subject to the exception set forth in the first sentence of this paragraph, the Company may not issue upon exercise of this Warrant and the other Series F Warrants, in the aggregate, shares of Common Stock in excess of the Cap Amount. In the event that any Purchaser to which this Warrant was originally issued shall sell or otherwise transfer any part of this Warrant, the remaining Warrant Shares constituting such transferring Purchaser's Allocation Amount shall be allocated between the transferring Purchaser and the transferee in proportion to amount of this Warrant being transferred; subsequent transfers by a transferee shall result in a similar allocation. In the event that, at any time, the aggregate number of Warrant Shares issuable under this Warrant (without regard to any restrictions on such issuance), exceeds eighty percent (80%) of the Holder's Allocation Amount, the Company shall, upon the written request of the Holder, hold as promptly as reasonably practicable (but in no event more than sixty (60) days following delivery of such notice) a special meeting of its stockholders for the purpose of obtaining, and use its best efforts to obtain, Stockholder Approval. In connection therewith, the Company shall use its best efforts to obtain the agreement of management and directors to vote all shares of Common Stock owned by each of them in favor of approval of such transactions, including, but not limited to, the issuance of Warrant Shares in excess of the Cap Amount. In addition, in the event that the stockholders of the Company do not approve such transactions at such meeting, the Company shall continue to use its best efforts to seek such approval as soon as practicable after such meeting, but no less frequently than annually thereafter. "Cap Amount" means 19.99% of the number of shares of Common Stock outstanding on the Trading Day immediately preceding the Closing Date (subject to adjustment upon a stock split, stock dividend or similar event). "Stockholder Approval" means the affirmative vote of the holders of a majority of the votes cast at a meeting of stockholders approving the issuance of shares of Common Stock in excess of the Cap Amount.

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
          4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

          5. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

          6. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant pursuant to the terms hereof.

          7. Transfer, Division and Combination.

               (a) Subject to compliance with any applicable securities laws and the conditions set forth in Sections 1 and 7(e) hereof and to the provisions of Section 4.1 of the Purchase Agreement, the Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. In order to transfer ownership of this Warrant, the Holder shall surrender this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment (without any restrictive or other legend thereon), and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

               (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

               (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

               (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

               (e) Notwithstanding anything herein to the contrary, in the event that this Warrant is transferred to a Person other than an Affiliate of the Holder, such transfer shall not, without the prior written consent of the Company, include the rights of the Holder under Section 11(c) below.

          8. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

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
          9. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

          10. Business Day. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be other than a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

          11. Anti-Dilution Adjustments; Distributions; Other Events. The Exercise Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 11. In the event that any adjustment of the Exercise Price required herein results in a fraction of a cent, the Exercise Price shall be rounded up or down to the nearest one hundredth of a cent.

               (a) Subdivision or Combination of Common Stock. If the Company, at any time after the Closing Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common Stock into a greater number of shares, then effective upon the close of business on the record date for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the Closing Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the outstanding shares of Common Stock into a smaller number of shares, then, effective upon the close of business on the record date for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionally increased.

               (b)  Distributions.  If the  Company  shall  declare  or make any distribution of cash or any other assets (or rights to acquire such assets) to holders of Common Stock, as a partial liquidating dividend or otherwise, including without limitation any dividend or distribution to the Company's stockholders in shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"), the Company shall deliver written notice of such Distribution (a "Distribution Notice") to the Holder at least thirty (30) days prior to the earlier to occur of (i) the record date for determining stockholders entitled to such Distribution (the "Record Date") and
          (ii) the date on which such Distribution is made (the "Distribution Date"). In the Distribution Notice to a Holder, the Company must indicate whether the Company has elected (A) to deliver to such Holder the same amount and type of assets being distributed in such Distribution as though the Holder were a holder on the applicable Determination Date of a number of shares of Common Stock into which the this Warrant is exercisable as of such Determination Date (such number of shares to be determined at the Exercise Price then in effect and without giving effect to any limitations on such exercise) or (B) to reduce the Exercise Price as of such Determination Date by an amount equal to the fair market value of the assets to be distributed divided by the number of shares of Common Stock as to which such Distribution is to be made. If the Company does not notify the Holders of its election pursuant to the preceding sentence on or prior to the Determination Date, the Company shall be deemed to have elected clause
          (A) of the preceding sentence. For purposes of this Warrant, the "fair market value" of any property means (i) in the case of cash, the face amount thereof, (ii) in the case of publicly-traded securities, the average closing price for such securities on the five (5) Trading Days occurring immediately prior to the date of determination and (iii) in the case of any other types of property, the fair market value thereof as determined reasonably and in good faith by the independent members of the Company's Board of Directors, using standard commercial valuation methods appropriate for valuing such property.

               (c) Dilutive Issuances.

                    (i) Adjustment Upon Dilutive Issuance. If, at any time after the Closing Date, the Company issues or sells, or in accordance with subparagraph (iii) of this paragraph (c), is deemed to have issued or sold, any shares of Common Stock for per share consideration less than the Exercise Price on the date of such issuance or sale (a "Dilutive Issuance"), then the Exercise Price shall be adjusted so as to equal an amount determined by multiplying such Exercise Price by the following fraction:


                                     N0 + N1
                                     -------
                                     N0 + N2

         where:

                    N0 = the number of shares of Common Stock outstanding immediately prior to the issuance, sale or deemed issuance or sale of such additional shares of Common Stock in such Dilutive Issuance (without taking into account any shares of Common Stock issuable upon conversion, exchange or exercise of any securities or other instruments which are convertible into or exercisable or exchangeable for Common Stock ("Convertible Securities") or options, warrants or other rights to purchase or subscribe for Common Stock or Convertible Securities ("Purchase Rights");

                    N1 = the number of shares of Common Stock which the aggregate consideration, if any, received or receivable by the Company for the total number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (iii) below) would purchase at the Exercise Price in effect immediately prior to such Dilutive Issuance; and

                    N2 = the number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance.

Notwithstanding the foregoing, no adjustment shall be made pursuant hereto if such adjustment would result in an increase in the Exercise Price.

                    (ii) Adjustment Upon Below Market Issuance. If, at any time after the Closing Date, the Company issues or sells, or in accordance with subparagraph (iii) of this paragraph (c), is deemed to have issued or sold, any shares of Common Stock for per share consideration less than the Market Price on the date of such issuance or sale (or deemed issuance or sale) (a "Below Market Issuance"), then the Exercise Price shall be adjusted so as to equal an amount determined by multiplying such Exercise Price by the following fraction:

                                     N0 + N1
                                     -------
                                     N0 + N2

         where:

                    N0 = the number of shares of Common Stock outstanding immediately prior to the issuance, sale or deemed issuance or sale of such additional shares of Common Stock in such Below Market Issuance (without taking into account any shares of Common Stock issuable upon conversion, exchange or exercise of any Convertible Securities or Purchase Rights);

                    N1 = the number of shares of Common Stock which the aggregate consideration, if any, received or receivable by the Company for the total number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Below Market Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with subparagraph (iii) below) would purchase at the Market Price in effect on the date of such Below Market Issuance; and

                    N2 = the number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Below Market Issuance.

Notwithstanding the foregoing, no adjustment shall be made pursuant to this paragraph (c)(ii) if such adjustment would result in an increase in the Exercise Price. In the event that the Company issues or is deemed to issue Common Stock in a transaction that is both a Dilutive Issuance and a Below Market Issuance, the Exercise Price will be adjusted to the lower of the prices calculated pursuant to subparagraphs (i) and (ii) of this paragraph (c). For purposes hereof, "Market Price" as of a particular date means the average closing price for the Common Stock on the five (5) Trading Days occurring immediately prior to such date.

            (iii) Effect On Exercise Price Of Certain Events. For purposes of determining the adjusted Exercise Price under subparagraph (i) or (ii) of this paragraph (c), the following will be applicable:

               (A) Issuance Of Purchase Rights. If the Company issues or sells any Purchase Rights, whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Purchase Rights (and the price of any conversion of Convertible Securities, if applicable) is less than the Market Price or Exercise Price in effect on the date of the issuance or sale of such Purchase Rights, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable) shall, as of the date of the issuance or sale of such Purchase Rights, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Purchase Rights" shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Purchase Rights, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Purchase Rights, plus, in the case of Convertible Securities issuable upon the exercise of such Purchase Rights, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in subparagraph (iii)(B) below) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible
          Securities, if applicable). No further adjustment to the Exercise Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Purchase Rights or upon the conversion, exercise or exchange of Convertible Securities issuable upon exercise of such Purchase Rights. To the extent that shares of Common Stock or Convertible Securities are not delivered pursuant to such Purchase Rights, upon the expiration or termination of such Purchase Rights, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect had the adjustments made upon the issuance of such Purchase Rights been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

               (B) Issuance Of Convertible Securities. If the Company issues or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the Market Price or Exercise Price in effect on the date of issuance or sale of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such Convertible Securities shall, as of the date of the issuance or sale of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. If the Convertible Securities so issued or sold do not have a fluctuating conversion or exercise price or exchange ratio, then for the purposes of the immediately preceding sentence, the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in this subparagraph (iii)(B)), by (y) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible
          Securities. If the Convertible Securities so issued or sold have a fluctuating conversion or exercise price or exchange ratio (a "Variable Rate Convertible Security") (provided, however, that if the conversion or exercise price or exchange ratio of a Convertible Security may fluctuate solely as a result of provisions designed to protect against dilution, such Convertible Security shall not be deemed to be a Variable Rate Convertible Security), then for purposes of the first sentence of this subparagraph (B), the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Convertible Security have been satisfied) if the conversion price of such Variable Rate Convertible Security on the date of issuance or sale thereof were seventy-five percent (75%) of the actual conversion price on such date (the "Assumed Variable Market Price"), and, further, if the conversion price of such Variable Rate Convertible Security at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this paragraph (c) with respect to any Variable Rate Convertible Security, the Exercise Price in effect at such time shall be readjusted to equal the Exercise Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been seventy-five percent (75%) of the actual conversion price of such Variable Rate Convertible Security existing at the time of the adjustment required by this sentence. No further adjustment to the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities. To the extent that shares of Common Stock are not delivered pursuant to conversion of such Convertible Securities into Common Stock, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such Convertible Securities been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

               (C) Change In Option Price Or Conversion Rate. If, following an adjustment to the Exercise Price upon the issuance of Purchase Rights or Convertible Securities pursuant to a Below Market Issuance or a Dilutive Issuance, there is a change at any time in (x) the amount of additional consideration payable to the Company upon the exercise of any Purchase Rights; (y) the amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of any Convertible Securities; or (z) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), then in any such case, the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time had such Purchase Rights or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

               (D) Calculation Of Consideration Received. If any Common Stock, Purchase Rights or Convertible Securities are issued or sold for cash, the consideration received for such rights or securities will be the amount actually received by the Company. In case any Common Stock, Purchase Rights or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration expected by the Company for the provided or purchased services) shall be the fair market value of such consideration. In case any Common Stock, Purchase Rights or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Purchase Rights or Convertible Securities, as the case may be. Notwithstanding anything else herein to the contrary, if Common Stock Purchase Rights or Convertible Securities are issued or sold in conjunction with each other as part of a single transaction or in a series of related transactions, the Holder may elect to determine the amount of consideration deemed to be received by the Company therefor by deducting the fair market value of any type of securities (the "Disregarded Securities") issued or sold in such transaction or series of transactions. If the Holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Exercise Price shall be made pursuant to this paragraph (c) for the issuance of the Disregarded Securities or upon any conversion, exercise or exchange thereof.

               (E) Issuances Without Consideration Pursuant to Existing Securities. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any anti-dilution or similar adjustments (other than as a result of stock splits, stock dividends and the like) contained in any Convertible Securities or Purchase Rights outstanding as of the date hereof but not included in the Disclosure Schedule to the Securities Purchase Agreement, whether as a result of the issuance of the Warrants or otherwise, then all shares of Common Stock so issued shall be deemed to have been issued for no consideration. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any anti-dilution or similar adjustments contained in any Convertible Securities or Purchase Rights disclosed in a schedule to the Securities Purchase Agreement as a result of the issuance of the Warrants and the number of shares that the Company issues (or is obligated to issue) as a result of such initial issuance exceeds the amount specified in such schedule, such excess shares shall be deemed to have been issued for no consideration.

          (iv) Exceptions To Adjustment Of Exercise Price. Notwithstanding the foregoing, no adjustment to the Exercise Price shall be made pursuant to this paragraph (c) upon the issuance of any Excluded Securities. For purposes hereof, "Excluded Securities" means (I) securities purchased under the Purchase Agreement; (II) securities issued upon exercise of the Warrants; (III) securities issued upon the exercise of stock options and warrants outstanding as of the date hereof, (IV) shares of Common Stock issuable or issued to (x) employees or directors from time to time either directly or upon the exercise of options, in such case granted or to be granted in the discretion of the Board of Directors, as approved by the independent members of the Board, pursuant to one or more stock option plans or restricted stock plans or stock purchase plans in effect as of the Closing Date, or (y) consultants, either directly or pursuant to warrants to purchase Common Stock that are outstanding on the date hereof or issued hereafter, provided such issuances are approved by the independent members of the Board of Directors or by the Company's shareholders; (V) shares of Common Stock issued to a Person in connection with a joint venture, strategic alliance or other commercial relationship with such Person relating to the operation of the Company's business and not for the purpose of raising equity capital, (VI) up to an additional $3 million of securities that may be directly placed by the Company with its existing shareholders, within 45 days from the date hereof, on the same terms and conditions as the sale of the Securities pursuant to the Purchase Agreement, and (VII) the issuance of up to 100,000 shares to legal counsel for services rendered or to be rendered in connection with the transactions contemplated by this Agreement.

               (d) Additional Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 11, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 11. Any adjustment made herein that results in a decrease in the Exercise Price shall also effect a proportional increase in the number of shares of Common Stock into which this Warrant is exercisable.

          12. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, the Company shall give the Holder at least ten (10) Business Days' prior written notice of such transaction, and the Holder shall have the right thereafter (whether or not the Company delivers such notice) to receive, at the option of the Holder following notice to the Company at any time, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event or (b) cash equal to the value of this Warrant as determined in accordance with the Black-Scholes option pricing formula. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 12. For purposes of this Section 12, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this
Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

          13. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

          14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give written notice thereof to the Holder promptly following such adjustment, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

          15. Notice of Corporate Action. If at any time:

               (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

               (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

               (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to the Holder (i) at least 10 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, recapitalization, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, recapitalization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and
(ii) the date on which any such reorganization, recapitalization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 17(c).

          16. Authorized Shares; Certain Actions.

               (a) Reservation of Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary, including without limitation obtaining such consents and authorizations, to ensure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

               (b) No  Adverse  Action.  Except  and to the  extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

          17. Miscellaneous.

               (a) Jurisdiction. This Warrant shall be deemed to constitute a contract made and to be performed entirely within the State of New York and shall be governed by and construed in accordance with the laws of New York, without regard to its conflict of law, principles or rules.

               (b) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

               (c) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

               (d) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

               (e) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

               (f) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                              ********************

                           [Signature Page to Follow]

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.


Dated:  October __, 2004
                                             eMAGIN CORPORATION



                                            By:_________________________________
                                               Name:
                                               Title:

                               NOTICE OF EXERCISE

          The undersigned Holder hereby irrevocably exercises the right to purchase_______________ of the shares of Common Stock ("Warrant Shares") of _____________ evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

          1. Form of Exercise. The Holder intends that the Exercise of this Warrant shall be made as:

          ______ a Cash Exercise with respect to _________________ Warrant Shares; and/or


          ______ a Cashless Exercise with respect to _________________ Warrant Shares, as permitted by Section 3(d) of the attached Warrant.


          2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $________________ to the Company in accordance with the terms of the Warrant.




Date:_______________________


____________________________
 Name of Registered Holder

By:_________________________
   Name:
   Title:

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)



          FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


_______________________________________________ whose address is

________________________________________________________________

________________________________________________________________


                                 Dated:  ______________, _______


                  Holder's Signature:___________________________

                  Holder's Address:  ___________________________

                                     ___________________________





NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.